      As Filed with the Securities and Exchange Commission on July 8, 1999
                                                   Registration No. 333-________

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                               ARDEN REALTY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               MARYLAND                                     95-04578533
   (STATE OR OTHER JURISDICTION OF                        (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)                       IDENTIFICATION NO.)
                               ------------------

                            11601 WILSHIRE BOULEVARD
                                    4TH FLOOR
                       LOS ANGELES, CALIFORNIA 90025-1740
           (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES INCLUDING ZIP CODE)

                      1996 STOCK OPTION AND INCENTIVE PLAN
           OF ARDEN REALTY, INC. AND ARDEN REALTY LIMITED PARTNERSHIP
                            (FULL TITLE OF THE PLAN)
                               ------------------

           DIANA M. LAING                                 COPY TO:
      EXECUTIVE VICE PRESIDENT,                   WILLIAM J. CERNIUS, ESQ.
CHIEF FINANCIAL OFFICER AND SECRETARY                 LATHAM & WATKINS
         ARDEN REALTY, INC.                   650 TOWN CENTER DRIVE, TWENTIETH
 11601 WILSHIRE BOULEVARD, 4TH FLOOR                        FLOOR
 LOS ANGELES, CALIFORNIA 90025-1740           COSTA MESA, CALIFORNIA 92626-1925
           (310) 966-2600                              (714) 540-1235

              (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
               NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                               ------------------
                         CALCULATION OF REGISTRATION FEE

=============================================================================================================
                                              PROPOSED MAXIMUM       PROPOSED MAXIMUM
 TITLE OF SECURITIES TO BE      AMOUNT TO      OFFERING PRICE           AGGREGATE               AMOUNT OF
        REGISTERED            BE REGISTERED     PER SHARE (2)        OFFERING PRICE (2)      REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------
COMMON STOCK (1)(3)......       2,700,000          $24.98              $67,446,000               $18,750
=============================================================================================================

(1) The 1996 Stock Option and Incentive Plan of Arden Realty, Inc. and Arden Realty Limited Partnership (the "Plan") authorizes the issuance of a maximum of 4,200,000 shares, of which 1,486,667 have already been registered pursuant to Form S-8 Registration Statement No. 333-37537. Only the 2,700,000 newly authorized shares under the Plan are being newly registered hereunder.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h). The Proposed Maximum Aggregate Offering Price Per Share is the average of the high and low price of the Common Stock, as reported on the New York Stock Exchange on July 6, 1999 and the weighted average exercise price of outstanding options.

(3) Each share of Common Stock being registered hereunder, if issued prior to the termination by the Company of its Amended and Restated Rights Agreement, will include one Common Share Purchase Right. Prior to the occurrence of certain events, the Common Share Purchase Rights will not be exercisable or evidenced separately from the Common Stock.

================================================================================
PROPOSED SALE TO TAKE PLACE AS SOON AFTER THE EFFECTIVE DATE OF THE REGISTRATION
           STATEMENT AS OPTIONS GRANTED UNDER THE PLAN ARE EXERCISED.



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                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

        The information called for in Part I of Form S-8 is not being filed with or included in this Registration Statement (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

        This Registration Statement covers 2,700,000 additional shares of our Common Stock reserved for issuance under the 1996 Stock Option and Incentive Plan of Arden Realty, Inc. and Arden Realty Limited Partnership (the "Plan"). Effective May 29, 1998, our board of directors adopted, and on July 22, 1998, our stockholders approved, an amendment to the Plan which increased the number of shares reserved for issuance thereunder by 2,700,000 shares. On October 9, 1997, we filed with the Commission Form S-8 Registration Statement No. 333-37537 (the "Prior Registration Statement") covering an aggregate of 1,486,667 shares issuable under the Plan. The contents of the Prior Registration Statement are incorporated by reference herein to the extent not modified or superseded thereby or by any subsequently filed document which is incorporated by reference herein or therein.

ITEM 5. NAMED EXPERTS AND COUNSEL

        Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedule in our Annual Report on Form 10-K, as amended on Form 10-K/A, for the year ended December 31, 1998, as set forth in their report, which is incorporated by reference in this registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.



ITEM 8. EXHIBITS

        See Index to Exhibits on page 5.


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
SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-8 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 8th day of July, 1999.

                              ARDEN REALTY, INC.,
                              a Maryland corporation


                              By:     /S/ RICHARD S. ZIMAN
                                 -----------------------------------------------
                                               Richard S. Ziman
                               Chairman of the Board and Chief Executive Officer

                                POWER OF ATTORNEY

        Each person whose signature appears below hereby authorizes and appoints Richard S. Ziman and Diana M. Laing, as attorney-in-fact and agent, with full powers of substitution to sign on his or her behalf, individually and in the capacities stated below, and to file any and all amendments, including post-effective amendments, to this registration statement and other documents in connection therewith, with the Commission, granting to said attorney-in-fact and agent full power and authority to perform any other act on behalf of the undersigned required to be done in the premises.

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on July 8, 1999.


Signature                         Title
---------                         -----
/S/ RICHARD S. ZIMAN              Chairman of the Board, Chief Executive
--------------------------        Officer and Director (Principal
Richard S. Ziman                  Executive Officer)

/S/ VICTOR J. COLEMAN             President, Chief Operating Officer and
--------------------------        Director
Victor J. Coleman

/S/ DIANA M. LAING                Executive Vice President, Chief
--------------------------        Financial Officer and Secretary
Diana M. Laing                    (Principal Financial and Accounting
                                  Officer)

/S/ CARL D. COVITZ                Director
--------------------------
Carl D. Covitz

/S/ LARRY S. FLAX                 Director
--------------------------
Larry S. Flax

/S/ STEVEN C. GOOD                Director
--------------------------
Steven C. Good


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

Signature                         Title
---------                         -----
                                  Director
/S/ KENNETH B. ROATH
--------------------------
Kenneth B. Roath

/S/ PETER S. GOLD                 Director
--------------------------
Peter S. Gold


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
                                INDEX TO EXHIBITS


      EXHIBIT
      -------
        4       Rights Agreement, dated as of August 14, 1998, between Arden
                Realty, Inc. and the Bank of New York as filed as an exhibit to the current report on Form 8-K, dated August 26, 1998, and incorporated herein by reference.

        5.1     Opinion of Ballard Spahr Andrews & Ingersoll, LLP.

        23.1    Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in
                Exhibit 5.1).

        23.2    Consent of Independent Auditors.

        24 Power of Attorney (included on the signature page to this Registration Statement).


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